Exhibit 10.10
OCUGEN, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
Ocugen, Inc (the “Company”), hereby grants to the individual listed below (“Participant”) an award of the number of Restricted Stock Units set forth below (the “Restricted Stock Units”). This is an inducement grant, as described in NASDAQ Listing Rule 5635(c)(4). Accordingly, the Restricted Stock Units have been granted outside of the Company’s 2019 Equity Incentive Plan (the “Plan”). However, the terms of the Plan applicable to restricted stock units are incorporated herein, as if the Restricted Stock Units had been issued under the Plan. Additionally, the Restricted Stock Units are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Inducement Award Agreement attached hereto as Exhibit A (the “Agreement”), which Agreement is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.
Participant:
Grant Date:
Total Number of Restricted Stock Units:
Vesting Schedule:
By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan.

OCUGEN, INC.

Name:
Title:

EXHIBIT A
RESTRICTED STOCK UNIT INDUCEMENT AWARD AGREEMENT
1.Award of Restricted Stock Units. The Company has granted to the Participant the number of Restricted Stock Units set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice and this Agreement. This is an “inducement grant,” as described in NASDAQ Listing Rule 5635(c)(4). Accordingly, the Restricted Stock Units have been granted outside of the Company’s 2019 Equity Incentive Plan (the “Plan”). However, the terms of the Plan applicable to restricted stock units are incorporated herein, as if the Restricted Stock Units had been issued under the Plan. Each Restricted Stock Unit represents the right to receive one Share at the times and subject to the conditions set forth herein.
2.Date of Grant. The Restricted Stock Units were granted on the Grant Date set forth in the Grant Notice.
3.Vesting of Restricted Stock Units.
(a)Vesting. Subject to the continued service of the Participant with the Company through the relevant vesting dates, the Restricted Stock Units shall become vested in such amounts and at such times as are set forth in the Grant Notice.
(b)Service with Affiliates. Solely for purposes of this Agreement, service with the Company will be deemed to include service with any Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).
(c)Effect of Termination of Service. If the Participant’s service with the Company ceases for any reason, the unvested portion of the Restricted Stock Units (taking into account any accelerated vesting occurring upon such cessation of service) shall be forfeited immediately.
4.Change in Control. In the event of a Change in Control, any unvested portion of the Restricted Stock Units shall immediately become 100% vested. For avoidance of doubt, the immediately preceding “single trigger” vesting acceleration applies to this Award, even if the Participant also has an employment agreement with the Company that provides for “double trigger” vesting acceleration (i.e., acceleration of equity vesting upon a severance event proximate to a Change in Control), and this Agreement will control treatment of vesting acceleration of this Award upon a Change in Control in the event of any conflict with the terms of such employment agreement.
5.Settlement of Restricted Stock Units.
(a)Shares will be issued in respect of vested Restricted Stock Units within sixty (60) days following the applicable vesting date. For avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code.
(b)The Restricted Stock Units will not confer on the Participant any rights as a stockholder of the Company until Shares are actually issued in settlement of such Restricted Stock Units.
(c)Notwithstanding the foregoing, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other applicable law.
6.Non-Transferability of Restricted Stock Units. The Restricted Stock Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, by operation of law or otherwise, other than by will or by the laws of descent and distribution.
A-1

7.Investment Representations. The Participant represents and warrants to the Company that the Participant is acquiring the Restricted Stock Units (and upon settlement of the Restricted Stock Units, may be acquiring Shares) for investment for the Participant’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. As a further condition to the settlement of the Restricted Stock Units, the Board may require that certain agreements, undertakings, representations, certificates, legends and/or information or other matters, as the Board may deem necessary or advisable, be executed, agreed to and/or provided to the Company to assure compliance with all such applicable laws or regulations.
8.Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant of the Restricted Stock Units and that the Company does not guarantee any particular tax treatment. The Participant acknowledges that the Participant has reviewed with the Participant’s own tax advisors the tax treatment of the Restricted Stock Units and is relying solely on those advisors in that regard. The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liabilities arising in connection with the Restricted Stock Units.
9.No Continuation of Service. Neither the Plan nor this Agreement will confer upon the Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Participant at any time, with or without cause and with or without notice.
10.Withholding. The Company is hereby authorized to withhold from any consideration payable or property transferable to the Participant any taxes required to be withheld in connection with the Restricted Stock Units.
11.Company Policies. In consideration for the grant of the Restricted Stock Units, the Participant agrees to be subject to the policies of the Company regarding clawback, securities trading and hedging or pledging of securities, as in effect from time to time.
12.The Plan. The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Restricted Stock Units subject to the terms and provisions of the Plan incorporated herein. Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Grant Notice or this Agreement.
13.Entire Agreement. The Grant Notice and this Agreement, together with the Plan provisions incorporated herein, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof.
14.Amendment. Except as otherwise provided herein, in the Grant Notice or in the Plan, or as would otherwise not have a material adverse effect on the Participant, this Agreement may only be amended by a writing signed by each of the parties hereto.
15.Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
16.Execution. The Grant Notice may be executed, including execution by facsimile or electronic signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.
A-2